Exhibit 99.3
DIODES 1Q11 EARNINGS CALL
QUESTION AND ANSWER

Operator
  (Operator Instructions) Steve Smigie with Raymond James.

Steven Smigie - Raymond James & Associates – Analyst
  Great. Thanks a lot. Congratulations, guys, on another set of solid revenue and EPS numbers. Along those lines, I appreciate the 2Q guidance. I’m just curious with the strength you’re seeing here in terms of the design wins, any reason not to think that as we look out to September that we wouldn’t also see at least a seasonal September, potentially maybe a little bit better, as well?

Mark King - Diodes, Inc. – SVP, Sales and Marketing
  I don’t think it’s really that we really ever go out that far. I think we’re pretty consistent that we thought 2011 would be a pretty solid year for growth but I think we would like to stay focused in on Q2.

Steven Smigie - Raymond James & Associates – Analyst
  Okay, well I apologize, this is a Q3 question, as well. But on the gross margin, part of, I think, what happened with the flat gross margin guidance here was you indicated that you didn’t have quite the utilization levels that you’re anticipating due to the people not coming back after Chinese New Year. Since you’ll probably have a full quarter of full utilized, or near full quarter of full utilized, in Q2, would that suggest as we look out to Q3 that you might see a little bit better gross margin in Q3 or are there other mix and other issues that offset that?

Keh-Shew Lu - Diodes, Inc. – President and CEO
  Steve, you know our strategy is we prefer growth over just GPM percent. So if we have opportunity to grow, as soon as they’re within our model, you know our model is 35%. If we can get above 35% we’ll go after the growth, because most important is that GPM is a gross profit GPM dollar, not GPM percent. So we don’t really talking about third quarter yet, but if I have opportunity to grow, I prefer growth.

Steven Smigie - Raymond James & Associates – Analyst
  Okay. Last question was just with regard to operating expenses. I would have thought R&D might have jumped up to 4% or something like that, and it came up a little bit but it seems relatively constrained. So are you guys doing, it seems like you’re doing a pretty good job of keeping costs under control there, also on the SG&A line. Would we expect you guys to continue to have, as a percentage, SG&A and R&D maybe flat to slightly down going forward as well?

Keh-Shew Lu - Diodes, Inc. – President and CEO
  Yes, that’s our business model anyway. You remember, I keep talking about we keep the R&D as the same percentage as our revenue growth, but SG&A, we tried to control it to only allow probably half of the growth of the revenue. Therefore, at the end, our operational expense, R&D plus SG&A as a percentage, will continue going down. I’m very happy with 1Q because 1Q even our revenue going down 1%, we are able to get our operational expense as a percentage continue going down.

Operator
  Shawn Harrison with Longbow Research.

Shawn Harrison - Longbow Research – Analyst
  I wanted to just maybe get your commentary on the pricing environment, through the March quarter and into the June quarter. It seems, the best way to describe it is somewhat benign but if you could just talk about the pricing environment, if it’s less competitive than normal right now.

Mark King - Diodes, Inc. – SVP, Sales and Marketing
  Yes, I would say it’s pretty benign, as you said. I think that the regular part of your focus product still remain relatively competitive and I think we’ll see typical ASP declines. I think in some of the standard products and the more commodity-based products I think pricing is quite stable. And depending on the traction of the year might present some opportunities later in the year to increase.

Shawn Harrison - Longbow Research – Analyst
  And as a follow-up to that, you may see a price increase later in the year just because of the tightness on some of these products?

Mark King - Diodes, Inc. – SVP, Sales and Marketing
  Yes, I think some of the commodities are going to be under pressure for some period of time, but again, it all depends on how it goes. But I think that they’re pretty stable at this point.

Shawn Harrison - Longbow Research – Analyst
  Okay. And correct me if I’m wrong but last year, it seems as if Diodes went after market share more than price and so that would be the expectation going forward if we were in that type of environment, correct?

Mark King - Diodes, Inc. – SVP, Sales and Marketing
  Yes, it depends on how much pressure there is on those commodity devices on where we stand, but we generally are in a position, we put a high value on growth and a high value on capturing share and expanding our business base with customers. So we generally like to have people move to our price. We’re not always the lowest price guy out there. We would rather see the customer move back up to our price and then accept more share than to be raising prices to our customers all the time. Customers generally don’t enjoy that phenomenon too much.

Shawn Harrison - Longbow Research – Analyst
  That’s more than fair. And then my follow-up question, will Diodes be shipping out of inventory again during the June quarter? Or will you have the packaging issues fixed early enough during the quarter that you won’t have to ship out of inventory again?

Keh-Shew Lu - Diodes, Inc. – President and CEO
  We really at this moment, we don’t know, okay? In the earlier quarter, we did some, but we believe we will make it up in May, especially in June. So very difficult to, at this moment, to tell you one way or the other.

Shawn Harrison - Longbow Research – Analyst
  If you make it up in May or June, shouldn’t you see maybe some better overhead absorption because of that?

Keh-Shew Lu - Diodes, Inc. – President and CEO
  Yes, you’re more talking about GPM percent, correct?

Shawn Harrison - Longbow Research – Analyst
  Yes, just trying to get back to that but if you’re going to be making it up, you may see a little bit better overhead absorption as you exit the quarter. Is that the potential?

Keh-Shew Lu - Diodes, Inc. – President and CEO
  Don’t forget at the same time, our cost is going up too. Our goal is start from 1400 at the beginning of Q1 and now it’s going to 1580. And I really don’t know if we continue or going down. So number one gold is the major cost to us. Number two, due to the labor shortage, we actually raised the salary in China, and China, Shanghai, raised their minimum salary for operator in effect in April 1. So again, our second quarter, our cost is going steadily up. At the same time, if you look at the exchange rate, we know that it’s only one direction. So if you look at building material, due to the Japan earthquake and the tsunami, a lot of building material start heading up. So if you look at a lot of cost going up while we tried to maintain our GPM percent models. So that’s why we give that kind of guidance.

Operator
  Harsh Kumar with Morgan Keegan.

Harsh Kumar - Morgan Keegan & Co., Inc. – Analyst
  Congratulations on another fantastic quarter. A couple of simple questions. The biggest part of your outperformance in the March quarter relative to your expectations, would you be able to tell us what segment that was in?

Rick White - Diodes, Inc. – CFO, Secretary and Treasurer
  The outperformance in? I wasn’t sure I understood the question.

Keh-Shew Lu - Diodes, Inc. – President and CEO
  Actually, in Europe, Europe is outperformed and Asia is not bad either.

Mark King - Diodes, Inc. – SVP, Sales and Marketing
  I would say that we had upsides in some of our major key customers in Asia in Q1. And we had a very strong Europe in Q1 that were a little bit more surprising. The Europe number, we were a little concerned going in. Not concerned, but we didn’t think it would be quite as strong throughout the quarter as it was. And that was quite a good thing. And we had some resurgence on the key customer LED TV that was quite significant. And really maybe not even in unit volumes but in content. So our content expansion in a few of our major customers helped the quarter significantly.

Keh-Shew Lu - Diodes, Inc. – President and CEO
  And you’re talking about smartphone, you’re talking about tablets and you’re talking about LED TV. All those give us a much better performance than what we expected in Q1.

Harsh Kumar - Morgan Keegan & Co., Inc. – Analyst
  Got you, thank you. And then, Dr. Lu, your Company is very well run as it is. I was surprised to see OpEx coming down as a percentage of revenues in June a little bit. Where is that going to come from? Any color that you want to give us would be very helpful.

Keh-Shew Lu - Diodes, Inc. – President and CEO
  You always – our business model is always do it that way. We are not going to be crazy to hire in people so while our revenue is going up, we just carefully hide in the SG&A. Now, R&D, I do not want to concern it because that’s important, that’s for the future, for the operation, we can try to constrain it, the growth a little bit. That’s our business model and I’m glad we are able to perform according to our business model.

Harsh Kumar - Morgan Keegan & Co., Inc. – Analyst
  Got it, thank you. Last question from me. You said a lot of new design wins, Dr. Lu and Mark. What area of products are you seeing most traction in?

Mark King - Diodes, Inc. – SVP, Sales and Marketing
  Yes, one of the most exciting areas that’s relatively new that we’re expanding our product line in and that the customer base is very interested in is our MOSFET products. Everybody wants to see the MOSFET, so I think that’s going to be a very very strong revenue driver going forward. Seeing a lot of action, beginning action in our high volume logic. I think our USB switches, as I mentioned, are going quite well. But I think it’s relatively broad-based. I think our position in our customers is quite strong and they’re looking at our products across-the-board.

Keh-Shew Lu - Diodes, Inc. – President and CEO
  The key thing is we are able to grow the content of our customers applications.

Operator
  Suji De Silva with ThinkEquity.

Suji De Silva - Thinkequity – Analyst
  Hi guys. Nice job in the quarter. Following up on the last question, can you talk about the second quarter and whether any end market you expect to grow stronger relative to your guidance and maybe some that are a little slower perhaps?

Mark King - Diodes, Inc. – SVP, Sales and Marketing
  I really don’t have that in front of me. I think it’s going to be hard. I think we’re going to have continued momentum in pretty much the same areas. I think we’ll see some resurgence in Q2 in North America and relative stability in Europe. And I think we might see a little bit of improvement in notebook that might help the overall thing. But I think our general momentum is in the same customer base. Our focus is there so that’s where we would expect to grow.

Suji De Silva - Thinkequity – Analyst
  Okay, great. And then switching to the events in Japan, did you have any impact in the first quarter on your revenue, positive or negative? And then perhaps in the guidance from the events in Japan or was it immaterial?

Mark King - Diodes, Inc. – SVP, Sales and Marketing
  I don’t really think that we had. I think that we’ll see and I think the industry will see some long term effects from Japan regarding cost. I think we’re going to see some cost issues. I don’t think it will be isolated to us over a period of time. I do think there was some short-term excitement that might have been run. Actually probably the Japanese semiconductor companies actually got ran up the most because everybody bought out the stock that was there that they didn’t have. I think it showed some opportunity for entry in certain customers that were heavily Japanese based because they had some concerns long term but I don’t think any short-term. There was not anything significant from a short-term perspective that affected the quarter.

Suji De Silva - Thinkequity – Analyst
  And last question. With the labor shortages, Dr. Lu, are the lead times expanding there? And are you having trouble keeping customers comfortable with the availability or is that a non-issue despite the labor shortage? Thanks.

Mark King - Diodes, Inc. – SVP, Sales and Marketing
  Again – I took this one from him too – but again, we look at led time as a decision. So we use channel and we use some of our contract business to adjust for our key customers. So we might not get enough product overall but, generally, we have the ability to keep our key customers happy through these periods. So we move things around and we keep the inventories and the hubs tight and we get through them as we go through to bring our units up.

Operator
  Vijay Rakesh with Sterne, Agee.

Vijay Rakesh - Stern, Agee & Leach – Analyst
  Hi, guys. Just Dr. Lu, you mentioned the focus on gross profit operating dollars. So would you still plan on keeping the gross profit at the 35% level or would you let it come down as you focus on operating margin?

Keh-Shew Lu - Diodes, Inc. – President and CEO
  I think I would keep the same. I’m not really tried to just continue to bring the GPM percent up, okay? In our business model is as long as GPM dollar, gross profit goes up, that’s what we are going after. And at the end, that’s really the effect of earnings per share, not the GPM percent. And therefore, if I see the opportunity to gain the market share to grow it, then we’ll take it.

Vijay Rakesh - Stern, Agee & Leach – Analyst
  Okay, got it. Also, it obviously looks like, when you look at the challenges, there’s a little bit of concern there might be second quarter things slowing down. How is the usual point of sales and point of purchases, how is that trending now in April and May now that you’re almost in May here?

Mark King - Diodes, Inc. – SVP, Sales and Marketing
  In our guidance we took that into consideration. We actually see the POS and the POP trending positively in the second quarter, and I think it looks good. I think there might even, haven’t really figured out where the inventory is going to be but I don’t think there’s going to be a significant value change in the inventory in Q2.

Vijay Rakesh - Stern, Agee & Leach – Analyst
  Lastly, when you look at last question here, if you look at your revenues by PCs, handsets and TVs, can you approximately give us what percentage runs into those markets?

Mark King - Diodes, Inc. – SVP, Sales and Marketing
  No, really we focus on the major segments. So if you look at – I don’t have the exact figures in front of me, I can look them up – but obviously our 2 biggest segments are computer and consumer. We’ve never really reported by end equipment specifically and I don’t have that data and I’m not sure. I’m trying to find the page. Okay, yes, so consumer represented roughly 31% in the quarter, computing 28%, industrial was about 20%, communication 17%, and automotive actually reached 4% in the quarter for the first time. So within those segments, we really don’t break it out that closely.

Operator
  John Vinh with Collins Stuart.

John Vinh - Collins Stewart – Analyst
  Hi. Congratulations on the nice quarter. First question, Mark, you mentioned that reaction to some of the disruptions you’ve had at some of your customers or some of the DISTYS are reacting and holding more inventory. Can you comment on what are your DISTYS at in terms of inventories and where do they want to be at this point?

Mark King - Diodes, Inc. – SVP, Sales and Marketing
  I mentioned in the script that we’re right at about 3 months globally. So I would say that I think our DISTY inventory is clean around the world. I think we’re starting to see some interest in bringing the inventory up a little bit in North America. I think Europe, I think, will balance for a quarter. And Asia, depending on the strength of the POS could come down a little bit, could stay flattish but I wouldn’t expect it to go up. So I think everybody is in pretty good shape there and I think we’re happy. I don’t think that anybody is over inventoried at this point.

John Vinh - Collins Stewart – Analyst
  Okay, that’s helpful. And then just a follow-up question, I think you’d mentioned that near term not a major impact either way on Japan on your business. What about over the longer term? Are there design activities and opportunities for you to gain share over the longer term, because obviously some of your competitors in Japan obviously had significant impacts over there.

Mark King - Diodes, Inc. – SVP, Sales and Marketing
  Yes, I think there’s a lot of opportunity. I think there’s a lot of concern. Whenever there’s a major disruption, people maybe even overreact. So clearly, where there was people that were sole source on Japanese products, that became very obvious to them when they have a threat. And then a purchasing organization gets hammered by their boss saying how could you ever put me in that position, and then that opens up opportunity. And I think all of these, as much as I hate to say that, Diodes, Inc. strength in the past has always been to capitalize on situations to help customers through these issues and I think we’ll continue to do that going forward. In the short run, it’s very hard to monetize that and but I expect to see continued opportunity as people review their vendor base.

John Vinh - Collins Stewart – Analyst
  And is it fair to say we could start seeing some of that start to show up at the margin in your revenues in the second half of the year at this point?

Mark King - Diodes, Inc. – SVP, Sales and Marketing
  I would just stick with our traditional business models and work that way. I wouldn’t try to over think that, okay? Hopefully we can get an extra boost and come up with some better guidance in a later quarter or something but I don’t think you should try to monetize that at this point.

Operator
  Christopher Longiaru with Sidoti & Company.

Christopher Longiaru - Sidoti & Company – Analyst
  Hi guys, congratulations on the quarter and the guidance. So my question is, so you have all these new products that you’re ramping. Are these going to start to contribute to revenue in the typical time frame? When do you expect these to start to add? And then are these higher in terms of gross profit and gross margin than some other products? Can you give us some idea of how that’s going to affect your mix going forward?

Mark King - Diodes, Inc. – SVP, Sales and Marketing
  I think that the ramp time for some of these products is very diverse. Some of these products, we’re designing them in and shipping them 3 weeks later at some pretty major customers. And some of our revenue in Q1 was at the sake of POP that we would have normally positioned certain products or our assembly business so that we could ramp those products. I would say that traditionally our new products are higher margin than our old products but the margin for Diodes, the manufacturing margin is a major portion of our business, so it’s a little bit more complex to get down to that margin percentage. Clearly, if we’re in a very prime mix and our operations are running at ultimate efficiencies our margins are going to go up. So I think as we get through this period, I think you make your own assumptions but I hope that answers the question.

Keh-Shew Lu - Diodes, Inc. – President and CEO
  The operation efficiency will be improved, we know that. The only problem I can not control is the cost? Because just like you, I don’t think people can guess what will be the oil price and I can not guess what will be the gold wire price, the gold price. Again, our vendors take opportunity to raise wafer price, different price, more compound, they have a lot of stuff. Traditionally, you going to expect going down every quarter due to the volume but this earthquake threw that curve away, and so we really, very difficult to predict. My job is to try to keep it above our business model as much as I can.

Operator
  Steven Chin with UBS.

Steven Chin - UBS – Analyst
  Yes, thanks for taking my questions and let me also add my congratulations on the strong results and guidance. My first question is just to touch upon inventories one more time. I know a lot of good discussion’s already happened there but I just wanted to see if there’s any additional color you can offer on some different segments or different geographies, if there are any (inaudible) product types, whether it’s discretes or analogs, that might be tighter in terms of the balance between those two? And again I understand that overall your inventories are clean, but just wondering if there’s any tightness or any excess of one type of product or the other in the 3 major geographies.

Mark King - Diodes, Inc. – SVP, Sales and Marketing
  I think there’s one area that’s really really tight and that’s SOT 23s. I think the industry is short on SOT 23s. And it’s funny that price doesn’t really want to go up, but nobody can get enough. So everybody is just getting enough. So I think in those areas, that’s an area where we’re very very short everywhere. I think outside of that, everything is relatively balanced. If there’s no market for it right now in a situation like that, then we build what there’s a market for. So I don’t think we’re creating much inventory on items that are slow. I don’t think, in the industry, the nice thing about our industry today is, is that packaging isn’t as abundant as it once was because some of the broad liners don’t continue to invest in their packaging. So when business is relatively good, packaging is tight. So I don’t think you’ll see a lot of people just building stuff that’s not out there. So I don’t think there’s any way to isolate it but I would say SOT 23s, there would be a shortage there.

Keh-Shew Lu - Diodes, Inc. – President and CEO
  And that’s the low GPM

Mark King - Diodes, Inc. – SVP, Sales and Marketing
  And that’s the low GPM. So we consider that mostly a service business so we have a certain amount of customers that we have to support on a certain amount of that to get them to work with us on other product lines.

Steven Chin - UBS – Analyst
  I understand. One other question for you Mark. In terms of the new design wins that you were referencing to earlier, are those largely centered on new products that you’ve introduced over the past year or two or is there a good amount of that also centered on more mature product lines, if not commodities?

Mark King - Diodes, Inc. – SVP, Sales and Marketing
  I would say some of the best design wins we’ve had are either a reconfiguration of an older product in a new package or in a new size, or maybe with a slightly different spec or a brand new product. Some of those things, like when I talked about the 1006 MOSFET, those are relatively simple products but have very very good specifications and a very very small package, and their acceptance has been very very high, and the ramp on that. So I think that it’s a combination of both but I would say it’s more towards the new product area.

Steven Chin - UBS – Analyst
  Great. Last question, just looking at overall industrial and automotive demand trends, and obviously that’s continuing to be quite healthy in the first half of this year. In looking at the modest change in your overall sales mix with auto reaching 4%, I was wondering if your cost structure behind those products that you sell into industrial and automotive, if they’re the long lead time, long qualification and development cycle type product that’s typical of your competitors. Or is this a different type or more of your traditional computing and consumer type products but just happen to be selling into the automotive and industrial vertical? Thanks.

Mark King - Diodes, Inc. – SVP, Sales and Marketing
  I would say both. Some of the product, we’re definitely an Asian-centric new product developing company but we definitely look at how we can fit those and configure those for our other markets in North America and Europe. The key difference is the design cycle for automotive is—

Keh-Shew Lu - Diodes, Inc. – President and CEO
  Very long.

Mark King - Diodes, Inc. – SVP, Sales and Marketing
  Yes, very very long. And the design cycle for industrial is also quite long. But the life cycle is also quite good too. So sometimes we have to show a little patience, and try to do that thing. But if we see a good solid opportunity to develop product in the industrial cycle, we’re doing that. And we’re seeing a lot with our SBR products in adapter and in power supply. Those are very key opportunities for our product line that are maybe not so consumer based and so on.

Keh-Shew Lu - Diodes, Inc. – President and CEO
  And some of the Zetex products.

Mark King - Diodes, Inc. – SVP, Sales and Marketing
  All of the Zetex products is very centered around industrial and automotive. And we as a Company are going to try to expand our marketplace in auto over time. But it may never keep up with our growth in the consumer and computer segments. It has been very hard to get to 4% and it may not stay there. Europe was very very strong in the quarter, that’s probably why we drove to 4% in automotive so it was a solid quarter in automotive because of Europe.

Keh-Shew Lu - Diodes, Inc. – President and CEO
  And overall, if you look at quarter after quarter, our industrial plus automotive is about one-quarter of our revenue. Even we are grow very rapidly in the three C consumer, computer, communication in Asia, but at the same time, our industrial and automotive, it’s growing at similar rate.

Mark King - Diodes, Inc. – SVP, Sales and Marketing
  Did that get it for you?

Steven Chin - UBS – Analyst
  Yes. Thanks a lot for all of the color and congratulations once again.

Operator
  Brian Piccioni with BMO Capital Markets.

Brian Piccioni - BMO Capital Markets – Analyst
  Thank you, and congratulations on great results again. Of course, most of my questions would have been asked and answered so I have a small amount of trivia. There’s an other amount of $534,000 on the income statement, but that’s not taken out of your non-GAAP results. What is that amount?

Keh-Shew Lu - Diodes, Inc. – President and CEO
  Rick, you might need to answer that.

Rick White - Diodes, Inc. – CFO, Secretary and Treasurer
  Yes, I think that’s rate of exchange. That’s one of the non-GAAP things that we just leave in.

Brian Piccioni - BMO Capital Markets – Analyst
  Okay, all right. And there’s a lot of questions, obviously, been asked about pricing of various things. And, of course, you’ve been working to replace gold bonding wire. Recently I’ve heard some companies make comments, and you might have been alluding to them a little bit earlier with your SOT23 comments, but that lead frames are starting to reflect the increased price of the materials that go into that. Are you seeing an impact from that or is it relatively modest relative to the other things that you’re having to deal with?

Keh-Shew Lu - Diodes, Inc. – President and CEO
  Exactly, you hit the point. I think earlier, I said gold wire, I said wafer and another one I do say is lead frame. Actually, lead frame, a lot of lead frame is supplied from Japan and due to this earthquake, they sure take the opportunity to raise the price on the lead frame. So lead frame is one. And that’s another thing we’re talking about

SOT23. Yes, we know there was a shortage and we want to spend a lot of capacity for that? No. I’m not going to spend a lot of capacity for it. We use that to be able to support our key customer and therefore, we can gain business from some other packaging. But you are right. Lead frame is one of the key costs up.

Brian Piccioni - BMO Capital Markets – Analyst
  Okay. And one of the things that’s been alluded to, as well, in prior conference calls is there’s a risk that if we can imagine a hypothetical Korean TV manufacturer, for example, may have a television that’s sitting and waiting for a single sourced component out of Japan. And as a result, in this hypothetical scenario, because they can’t fill in the kit, begin to perhaps postpone orders or whatever. Do you have any visibility in that regard or do you just think that’s an unlikely scenario?

Mark King - Diodes, Inc. – SVP, Sales and Marketing
  I think that that is the worst scenario that people start to think about when they think about the situation in Japan. So far, we haven’t seen that occur. I think there’s been a significant amount of scrambling by the world, by customers, to make sure that it didn’t happen. And I think that there’s been a lot of resolution to some of these problems on raw materials and so forth. Actually, the response in Japan to key chemicals and key raw materials has been quite good. And the companies that had total losses came to agreements to work with other companies in Japan outside of that area very quickly. So I think actually the industry has responded quite well and I think that we don’t see signs that that’s going to occur.

Operator
  Ramesh Misra with Briggatine Advisors.

Ramesh Misra - Brigantine Advisors – Analyst
  Good afternoon, folks. Good job in the quarter. First question for you, Rick. Were there any key issues altering the accounts receivable in the quarter that jumped up pretty significantly?

Rick White - Diodes, Inc. – CFO, Secretary and Treasurer
  No. The basic reason it jumped up was that because of the Chinese New Year, the January and February numbers were down, the revenue was down, and so we did a big March and so it just hadn’t been collected yet. But no big issues there.

Ramesh Misra - Brigantine Advisors – Analyst
  Okay. And the CapEx guidance that you issued, you excluded Chengdu. How should we be thinking of Chengdu expenditure? And did you have a number for the Chengdu CapEx in Q1?

Rick White - Diodes, Inc. – CFO, Secretary and Treasurer
  Yes, but the number was less than $1 million for Chengdu. It was small because we just put together a workshop over there. Going forward, the reason we’ve taken it out is that there’s no revenue out of Chengdu yet. And so to have our model at 10% to 12% comparable to what we’re actually spending on the rest of the business that’s generating revenue, that’s the reason we’ve taken it out. Now, I would assume that in the second half, we’ll start getting revenue and we will start looking at including some Chengdu CapEx. The issue is that we’re going to have to spend some amount of money on site development, building the first set of buildings and you’re not going to get any output out of that for 12 to 18 months. So we’re trying to make the numbers that we’re showing the public comparable from a time period to time period standpoint.

Ramesh Misra - Brigantine Advisors – Analyst
  Okay. Then Mark or Dr. Lu, there has been some concern about disruptions in the automotive market. What are your thoughts going forward over there? Do you anticipate any of that impacting you or do you feel you’re pretty immune to it based upon your customer exposure?

Mark King - Diodes, Inc. – SVP, Sales and Marketing
  I don’t think we’re qualified to make a big judgment on that as a percentage of revenue. It looks like our customer forecasts are still coming in pretty good. Most of the people’s problems are in raw materials, and ours is mostly European based so they’re European cars. So, again it’s one of those things where we just really haven’t seen a big sign that that’s going to occur yet but I know there’s going to be some issues on the Japanese cars. I just haven’t seen where that impacted us as of yet. It’s a good thing that it’s not 20% of our business.

Operator
  Gary Mobley, with The Benchmark Company.

Gary Mobley - The Benchmark Company – Analyst
  Hi, guys. I’ll sneak my questions in. Regarding the gross margin, you mentioned some labor shortages. Did that lead to a greater percentage of your revenue coming from products that are resold from other suppliers such as Lite-On? And then, as well, second part to the question, how much of an increase in wages are we talking about here for some of your employees based at your China packaging facility?

Keh-Shew Lu - Diodes, Inc. – President and CEO
  Okay, let’s talking about the wage first. Actually, we are talking about the minimum wage, so not majority. Well, not the high pay employee. We are more talking about the lower end of our operator. But when you raise the lower end operator, then you still need to raise some on the high end of the operator. So the delta between each range would shrink, but you still need to relatively move everybody up. It just the low end move more, the high end move less. And for us, I think we actually take action in February 1, so half of the first quarter get affected, and then 100% of the second quarter will be affected. And so that is already reflected in our GPM guidance. Yes, Shanghai raised the minimum salary, but fortunately we raised more so we are able to cover to meet their minimum requirement. And that way, we can keep the good people and keep our workers there. And what’s the other question?

Gary Mobley - The Benchmark Company – Analyst
  Percentage of your revenue derived from resold products in this quarter and as well, looking into your second quarter.

Mark King - Diodes, Inc. – SVP, Sales and Marketing
  I don’t think it was any different than any other quarter, and I don’t think we’ve really reported that.

Operator
  At this time, I’d like to turn the call back over to Dr. Lu for closing remarks.

Keh-Shew Lu - Diodes, Inc. – President and CEO
  Thank you for all your participation today and that will be the end of the conference call today. Operator, you may now disconnect.